SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 30, 2006

MAGUIRE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-31717 (Commission File Number)	04-3692625 (I.R.S. Employer Identification Number)

333 South Grand Avenue, Suite 400 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

213-626-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2006, Maguire Properties, Inc. (the “REIT”) and Maguire Properties, L.P. (the “Operating Partnership,” and together with the REIT, the “Company”) entered into an amended and restated employment agreement with Mark Lammas. Pursuant to the terms of his amended and restated employment agreement, which was effective as of June 30, 2006 (the “Effective Date”), Mr. Lammas will be employed as Executive Vice President, Development of the REIT and the Operating Partnership and will receive a base salary of $375,000 per year, subject to increase in accordance with the Company’s normal policies, and a potential annual bonus targeted at 100% of his annual base salary, based on the attainment of performance criteria established and evaluated by the Company. In addition, pursuant to his amended and restated employment agreement, the Compensation Committee granted Mr. Lammas 56,867 shares of restricted common stock of the REIT as of the Effective Date (which is equal to $2,000,000 worth of common stock, valued at the closing trading price of a share of the REIT’s common stock on the New York Stock Exchange on the Effective Date), at a per share purchase price equal to the par value per share. Subject to Mr. Lammas’ continued employment with the Company, 50% of the restricted common stock will vest on the third anniversary of the Effective Date, and the remaining 50% of the restricted common stock will vest on the fourth anniversary of the Effective Date. The remaining terms of Mr. Lammas’ employment remain the same as those under his prior employment agreement.

As previously disclosed in the Company’s 8-K filed on June 13, 2006, on June 30, 2006, the Compensation Committee also made certain equity-based grants under the Company’s Amended and Restated 2003 Incentive Award Plan to Paul S. Rutter, Executive Vice President, Major Transactions of the Company, and Martin A. Griffiths, Executive Vice President, Operations of the Company, in accordance with each executive’s employment agreement. Each of Messrs. Rutter and Griffiths were granted 14,217 shares of fully vested common stock of the REIT, 142,167 shares of restricted common stock of the REIT and a performance award equal to 8% of the aggregate performance award pool, in each case on the terms and conditions set forth in the executive’s employment agreement and the applicable award agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/	Dallas E. Lucas
Dallas E. Lucas
Executive Vice President and Chief Financial Officer

Dated: June 30, 2006